Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-256167) on Form F-3 of our report dated April 12, 2023, with respect to the consolidated financial statements of Pyxis Tankers Inc.

/s/ KPMG Certified Auditors S.A.

Athens, Greece

April 12, 2023